Exhibit 99.1

NEWS RELEASE for April 28, 2016 at 6:00 AM ET

GENTHERM REPORTS 2016 FIRST QUARTER RESULTS

Acquisition of Cincinnati Sub-Zero Products, New Electronics Product

Create New Vertical Market Opportunities, Platforms for Growth

NORTHVILLE, MI (April 28, 2016) . . . Gentherm (NASDAQ-GS:THRM), the global market leader and developer of innovative thermal management technologies, today announced its financial results for the first quarter ended March 31, 2016.

Gentherm revenues for the 2016 first quarter increased year over year to $215.7 million from $206.9 million for the 2015 first quarter.  Excluding the impact of the strength of the U.S. Dollar, revenues for this year’s first quarter would have increased approximately 6 percent to $219.4 million.

Net income for the quarter was $11.9 million, which included the effect of a previously disclosed, one-time Canadian withholding tax payment and other related tax adjustments.  Without that payment and the other tax adjustments, net income for the quarter would have increased to $21.5 million from $19.8 million for the first quarter of 2015, or $0.59 per basic and diluted share.

“Our topline revenue in the first quarter was softer than we planned but all of our core automotive businesses continued to grow and increase market share,” said President and CEO Daniel R. Coker. “It’s important to note that we are in an exciting new phase of our business as we expand into new vertical markets and create new, powerful growth drivers, and revenue streams.”

In addition to the 2016 first quarter results, the company also announced that it has acquired a design group with technologies and resources to help existing customers of energy storage systems. The design group, based out of California, hold expertise and technology for development of electrical systems architectures for electrified vehicles.  The addition of this team strengthens the company’s market position and will open up new markets for the company’s proprietary battery thermal management technology; which will enable the company to further support their customers in this important and growing space.

“This acquisition further expands Gentherm’s activities in battery systems technologies such as our battery thermal management and other existing products and extends our presence across the board in electric vehicle architecture. This increases our customer value in an important product category, which we believe will add value to this specialized target market,” said Coker.

At the end of the first quarter, Gentherm announced that, effective April 1, 2016, it would acquire Cincinnati Sub-Zero Products (CSZ), a manufacturer of environmental test chambers for the industrial market and provider of related industrial product testing services, and a manufacturer of patient temperature management systems for the health care industry, opening new markets and new platforms for growth.  And, just yesterday, Gentherm announced that its Electronics Business Unit (EBU) had developed an innovative, cost effective new electronics product that won a contract from a major automobile manufacturer, creating the potential for another new growth platform with a variety of applications.

Those new additions are the latest examples of the global business expansion underway at Gentherm, Coker added. They join other recent additions including the Company’s remote power generation and industrial market-focused Global Power Technologies (GPT) business; its Battery Thermal Management business in the global hybrid and electric vehicle market; and its furniture business, which includes a proprietary line of heated and cooled bedding products and heated and cooled office seating.

Gentherm will continue to evaluate strategic business opportunities to leverage its engineering expertise, its thermal management technologies and its global sales, manufacturing and marketing footprint, Coker added.

“We are very optimistic that these new businesses will gain greater traction in coming quarters and be significant contributors to our revenue and profitability in the near future,” Coker said. “We will always have a strong focus on thermal management for the global automotive market, but we are a multi-faceted technology company that is expanding beyond our traditional core products into new industries with new products and new global markets.”

First Quarter of 2016 Financial Highlights

Revenues for the quarter increased to $215.7 million, up 4.3 percent from $206.9 million in the 2015 first quarter.

The year-over-year revenue increase for the quarter included growth in Climate Control Seat® (CCS®) shipments, an increase in seat heater sales and continued growth in sales of heated steering wheels.  GPT revenue for the quarter decreased year over year due to the unfavorable impact of market weakness in the energy markets. This decrease partly reflects continued weakness in the demand for GPT’s products in North America.  During prior quarters, this weakness had been offset by higher sales of products that were sold into geographical markets outside of North America.  However, these sales are for typically larger custom products which are more impacted by the timing of shipments which favor some quarterly periods over others.  Fewer of these custom systems were shipped during the first quarter.  Further information regarding product sales is detailed in the table accompanying this news release.

A portion of Gentherm’s product revenues come from sales denominated in foreign currencies.  Had the average foreign currency exchange rates in the quarter been the same as the average exchange rates in the first quarter of 2015, the Company’s product revenues would have been approximately $3.7 million higher year over year.  Adjusting for this unfavorable currency translation impact, Gentherm’s product revenues for the quarter would have been $219.4 million or 6 percent higher than the first quarter of 2015, reflecting higher unit volumes in substantially all of the Company’s markets and products except for GPT.  Even though the exchange rate of the Euro was down during the first quarter, by the end of the quarter the strength of the Euro had improved, and that trend seems to be continuing.

Net income for the quarter, including the effect of a previously disclosed, one-time Canadian withholding tax payment of $6.3 million and other related tax adjustments of $3.3 million all associated with the closing of Gentherm’s Windsor, Ontario Canada facility, was $11.9 million, or $0.33 per basic and diluted share.  Net income for the first quarter of 2015 was $19.8 million, or $0.55 per basic share and diluted share.

Net income for this year’s first quarter excluding the impacts of the one-time Canadian withholding tax payment and the other tax adjustments would have increased 8.6 percent year over year to $21.5 million or $0.59 per basic and diluted share.

Gross margin as a percentage of revenue for the quarter was 31.6 percent compared with 32.2 percent in the first quarter of 2015. The modest decrease reflected an unfavorable change in product mix due to the lower GPT revenues and higher overhead costs associated with the new production facility in Vietnam, which were partially offset by greater coverage of fixed costs at the higher sales volume levels, and the benefits from weaker foreign currencies on production expenses in foreign currencies.

Gentherm continued to increase cash reserves from operations in the quarter.  Total cash as of March 31, 2016, increased 46 percent to $210.6 million when compared with total cash of $144.5 million at December 31, 2015.  This combined with borrowing availability under the Company’s credit agreements, which increased during the quarter with an amendment to its bank credit facility, provides available liquidity totaling $305.3 million as of March 31, 2016.  However, subsequent to the end of the first quarter, total cash was reduced by approximately $73 million, which was used to acquire CSZ and related assets.

Adjusted EBITDA for the quarter was $40.4 million compared with Adjusted EBITDA of $36.0 million for first quarter of 2015, an increase of $4.4 million, or 12.2 percent.

Further non-cash purchase accounting impacts associated with recent acquisitions are detailed in the Acquisition Transaction Expenses, Purchase Accounting Impacts and Other Effects table accompanying this news release.

Guidance

We now expect that our revenue in 2016 will grow between 10 and 15 percent over 2015 revenue of $856.4 million.  This improvement includes the acquisition of CSZ which will contribute revenue to Gentherm for the nine month period after the April 1, 2016 acquisition plus continued revenue growth, although slightly lower due to the softness during the first quarter, of our existing products.

Conference Call

As previously announced, Gentherm is conducting a conference call today to be broadcast live over the Internet at 8:00 AM Eastern Time to review these financial results.  The dial-in number for the call is 1-888-378-4361 or 1-719-457-2630.  Conference ID:  5649767. Conference call participants will be asked to provide the Conference ID when dialing in to the call.The live webcast and archived replay of the call can be accessed in the Events page of the Investor section of Gentherm’s website at www.gentherm.com.

About Gentherm

Gentherm (NASDAQ-GS: THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications.  Automotive products include actively heated and cooled seat systems and cup holders, heated and ventilated seat systems, thermal storage bins, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices.  Non-automotive products include remote power generation systems, heated and cooled furniture, patient temperature management systems, industrial environmental test chambers and related product testing services and other consumer and industrial temperature control applications.  The Company’s advanced technology team is developing more efficient materials for thermoelectrics and new systems for waste heat recovery and electrical power generation.  Gentherm has over ten thousand employees in facilities in the U.S., Germany, Canada, China, Hungary, Japan, Korea, Macedonia, Malta, Mexico, Ukraine and Vietnam.  For more information, go to www.gentherm.com.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events.  The forward-looking statements included in this press release are made as of the date hereof or as of the date specified and are based on management's current expectations and beliefs.  Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause the Company's actual performance to differ materially from that described in or indicated by the forward looking statements. Those risks include, but are not limited to, risks that new products may not be feasible, sales may not increase, additional financing requirements may not be available, new competitors may arise, currency exchange rates may change, and adverse conditions in the industry in which the Company operates may negatively affect its results. The foregoing risks should be read in conjunction with other cautionary statements included herein, as well as in the Company's annual report on Form 10-K for the year ended December 31, 2015 and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:    DresnerAllenCaron

Mike Mason (investors)

mmason@dresnerallencaron.com

(212) 691-8087

Rene Caron (investors)

rcaron@dresnerallencaron.com

Len Hall (media)

lhall@dresnerallencaron.com

(949) 474-4300

TABLES FOLLOW

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Product revenues	$215,714	$206,909
Cost of sales	147,472	140,339
Gross margin	68,242	66,570
Operating expenses:
Net research and development expenses	15,696	14,548
Acquisition transaction expenses	37	—
Selling, general and administrative	22,624	24,945
Total operating expenses	38,357	39,493
Operating income	29,885	27,077
Interest expense	(677)	(564)
Revaluation of derivatives gain (loss)	—	(964)
Foreign currency gain (loss)	(1,835)	435
Other income	365	195
Earnings before income tax	27,738	26,179
Income tax expense	15,845	6,359
Net income	$11,893	$19,820
Basic earnings per share	$0.33	$0.55
Diluted earnings per share	$0.33	$0.55
Weighted average number of shares – basic	36,357	35,769
Weighted average number of shares – diluted	36,550	36,245

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GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY

(Unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Climate Controlled Seat (CCS)	$103,884	$99,887
Seat Heaters	72,298	68,267
Steering Wheel Heater	11,559	9,773
Automotive Cables	21,841	20,110
Remote Power Generation (GPT)	5,279	7,466
Other product revenues and adjustments	853	1,406
	$215,714	$206,909

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GENTHERM INCORPORATED

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(Unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Net income	$11,893	$19,820
Add Back:
Income tax expense	15,845	6,359
Interest expense	677	564
Depreciation and amortization	8,133	7,436
Adjustments:
Acquisition transaction expense	37	—
Unrealized currency gain	3,767	873
Unrealized revaluation of derivatives	—	964
Adjusted EBITDA	$40,352	$36,016

Use of Non-GAAP Financial Measures

In evaluating its business, Gentherm considers and uses Adjusted EBITDA as a supplemental measure of its operating performance.  The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, transaction expenses, debt retirement expenses, unrealized currency gain or loss and unrealized revaluation of derivatives.  Management believes that Adjusted EBITDA is a meaningful measure of liquidity and the Company's ability to service debt because it provides a measure of cash available for such purposes. Management provides an Adjusted EBITDA measure so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis.

The term Adjusted EBITDA is not defined under GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP.  Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.  Gentherm compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

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GENTHERM INCORPORATED
ACQUISITION TRANSACTION EXPENSES, PURCHASE ACCOUNTING IMPACTS AND OTHER EFFECTS
(Unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,		Future Full Year Periods (estimated)
	2016	2015	2016	2017	2018	Thereafter

Transaction related current expenses
Acquisition transaction expenses	$37	$—	$—	$—	$—	$—
Non-cash purchase accounting impacts
Customer relationships amortization	$1,745	$1,792	$7,231	$7,231	$7,231	$17,605
Technology amortization	749	771	3,107	2,224	786	1,259
Product development costs amortization	42	265	43	—	—	—
Trade name amortization	42	46	177	133	—	—
	$2,578	$2,874	$10,558	$9,588	$8,017	$18,864
Tax effect	(601)	(669)	(2,460)	(2,235)	(1,868)	(4,444)
Net income effect	$2,014	$2,205	$8,098	$7,353	$6,149	$14,420

Earnings per share - difference
Basic	$0.06	$0.06
Diluted	$0.06	$0.06

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GENTHERM INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2016	December 31, 2015

ASSETS
Current Assets:
Cash and cash equivalents	$210,556	$144,479
Accounts receivable, less allowance of $1,129 and $955, respectively	161,690	142,610
Inventory:
Raw materials	53,394	50,371
Work in process	4,870	4,150
Finished goods	28,686	29,662
Inventory, net	86,950	84,183
Derivative financial instruments	1,324	—
Deferred income tax assets	7,449	6,716
Prepaid expenses and other assets	45,851	42,620
Total current assets	513,820	420,608
Property and equipment, net	131,332	119,157
Goodwill	28,826	27,765
Other intangible assets	47,972	48,461
Deferred financing costs	931	310
Deferred income tax assets	25,357	22,094
Other non-current assets	38,297	8,403
Total assets	$786,535	$646,798
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$84,880	$77,115
Accrued liabilities	96,078	60,823
Current maturities of long-term debt	912	4,909
Deferred tax liabilities	238	211
Derivative financial instruments	429	725
Total current liabilities	182,537	143,783
Pension benefit obligation	6,811	6,545
Other liabilities	4,485	5,026
Long-term debt, less current maturities	172,524	92,832
Deferred income tax liabilities	12,865	14,321
Total liabilities	379,222	262,507
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized, 36,407,397 and 36,321,775 issued and outstanding at March 31, 2016 and December 31, 2015, respectively	257,401	256,919
Paid-in capital	(920)	(1,282)
Accumulated other comprehensive loss	(41,385)	(51,670)
Accumulated earnings	192,217	180,324
Total shareholders’ equity	407,313	384,291
Total liabilities and shareholders’ equity	$786,535	$646,798

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GENTHERM INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Operating Activities:
Net income	$11,893	$19,820
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	8,164	7,459
Deferred income tax benefit	(5,173)	(2,483)
Stock compensation	1,818	1,358
Defined benefit plan expense (income)	45	(9)
Provision of doubtful accounts	574	125
Gain on revaluation of financial derivatives	(456)	(324)
(Gain) loss on sale of property and equipment	29	(8)
Changes in operating assets and liabilities:
Accounts receivable	(21,906)	(15,994)
Inventory	(1,223)	(5,762)
Prepaid expenses and other assets	(1,628)	(3,905)
Accounts payable	6,392	15,522
Accrued liabilities	7,819	(6,970)
Net cash provided by operating activities	6,348	8,829
Investing Activities:
Investment in subsidiary, net of cash acquired	—	(47)
Proceeds from the sale of property and equipment	18	181
Purchases of property and equipment	(17,010)	(10,403)
Net cash used in investing activities	(16,992)	(10,269)
Financing Activities:
Borrowing of debt	75,000	—
Repayments of debt	(446)	(1,669)
Excess tax benefit from equity awards	(385)	—
Cash paid for financing costs	(650)	—
Cash paid for the cancellation of restricted stock	(793)	(467)
Proceeds from the exercise of Common Stock options	204	2,026
Net cash provided by (used in) financing activities	72,930	(110)
Foreign currency effect	3,791	(4,569)
Net increase (decrease) in cash and cash equivalents	66,077	(6,119)
Cash and cash equivalents at beginning of period	144,479	85,700
Cash and cash equivalents at end of period	$210,556	$79,581
Supplemental disclosure of cash flow information:
Cash paid for taxes	$9,342	$14,768
Cash paid for interest	$458	$515

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